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                                                                   EXHIBIT 10.43




                               SUBLEASE AGREEMENT


This Agreement of Sublease ("Sublease"), made as of the 13th day of July, 1998, by and between FIBREBOARD CORPORATION, a Delaware Corporation, One Owens Corning Parkway, Toledo, Ohio (hereinafter referred to as "Sublessor") and AMERICAN PHYSICIAN PARTNERS, INC., a Delaware corporation, 2301 NationsBank Plaza, 901 Main Street, Dallas, Texas 75202-3721 (hereinafter referred to as "Sublessee").

                              W I T N E S S E T H:

WHEREAS, The Equitable - Nissei Dallas Company, a joint venture, as Lessor ("Lessor") and Fibreboard Corporation, as Lessee, entered into that certain lease (the "Lease") dated June 10, 1996 regarding 2200 Ross Avenue, Suite 3600, Dallas, Texas (the "Premises");

WHEREAS, the Lease is attached hereto as Exhibit A hereof and is hereinafter referred to as the "Dominant Lease"; and

WHEREAS, the Lessor and the Lessee entered into that certain First Amendment of Lease dated April 17, 1997, pursuant to which Lessee leased from Lessor an additional 5,321 square feet of rentable area at 2200 Ross Avenue, Suite 3600, Dallas, Texas, and, as a result, the "Subleased Premises," as defined and used herein, includes the additional 5,321 square feet so that the "Subleased Premises" consists of approximately 25,812 square feet of rentable area located on the 36th Floor of 2200 Ross Avenue; and

WHEREAS, Sublessor is desirous of subletting to Sublessee the Subleased
Premises;

NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises hereinafter made and other good and valuable consideration, the parties agree as follows:

1. SUBLEASE OF SUBLEASED PREMISES. Sublessor, in consideration of the sub-rents to be paid and the agreements to be performed by Sublessee, and subject to and upon all of the terms and conditions hereof, does hereby sublease to Sublessee, and Sublessee hereby Subleases from Sublessor, the Subleased Premises. Sublessee shall use the Subleased Premises only as is permitted in Section 9 of the Dominant Lease.

2. TERM. The term of this Sublease ("Term") shall be for a period of one hundred fifty-seven (157) months commencing on August 1, 1998 (the "Commencement Date") and ending August 31, 2011 ("Expiration Date").

3. NET RENT. Sublessee shall pay to Sublessor monthly rent in advance, on the first day of each month during the Term, in accordance with the Rent Schedule attached hereto as Exhibit B. Rent under this Sublease shall be paid without deduction or set-off, except to the extent allowed "Lessee" in the Dominant Lease, in which event there shall be a dollar-for-dollar reduction in the amount of rent payable hereunder during any period of the Term when rent is not payable by Sublessor thereunder. Prior to the Commencement Date, Sublessor shall permit Sublessee without payment of rent to have access (with keys) and to occupy for the purpose of inspecting the Subleased Premises and, at Sublessee's expense and risk, the Subleased Premises (i) to begin work on cabling and other computer-related
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         installation; (ii) to move certain personalty of Sublessee's into the
         Subleased Premises; and (ii) for storage use and fixturing prior to the Commencement Date. Should the Commencement Date occur on other than the 1st day of a calendar month or should the Expiration Date occur on any day except the last day of a calendar month, the monthly rent for that month shall be prorated based on the number of days Sublessee actually occupies the Subleased premises. Upon Commencement Date, Sublessee shall have the right to fully occupy the entire Subleased Premises consisting of 25,812 rentable square feet; provided, however, Sublessee intends, and shall have the right, to advertise for and subsublease the approximately 5,300 square foot portion of the Subleased Premises which has its own separate entrances and exits (the "5,300 feet"). Any rentals received by Sublessee from the 5,300 Feet from any subsubtenant shall belong solely to Sublessee, notwithstanding anything to the contrary contained in this Sublease or the Dominant Lease.

4.       ADDITIONAL RENTAL.

         A) Sublessee shall also pay to Sublessor monthly as additional rental the amount of electrical costs charged to Sublessor pursuant to Section 4.C. of the Dominant Lease.

         B) Sublessee shall also pay to Sublessor monthly as additional rent all operating expense escalations charged to Sublessor pursuant to Exhibit C of the Dominant Lease.

         C) Notwithstanding anything contained in this Sublease or in the Dominant Lease to the contrary, Sublessee shall not be responsible for the payment of any additional rentals to the Sublessor for the period of September 1, 1998 through November 30, 1999.

5. SECURITY DEPOSIT. On the date of execution of this Sublease by Sublessee, there shall be due and payable by Sublessee to Sublessor a Security Deposit in an amount equal to $79,587.00 to be held by Sublessor for the performance by Sublessee of Sublessee's covenants and obligations under this Sublease and Dominant Lease. Upon the confirmed occurrence of any event of default by Sublessee, Sublessor may, from time to time, without notice or prejudice to any other remedy, use said Security Deposit to the extent necessary to make good any arrears of rent or any other damage, injury, expense or liability caused to Sublessor by such default or misuse. Any remaining balance of Security Deposit shall be returned to Sublessee at the end of the first four (4) years of the Term if there is then no default hereunder, and otherwise upon satisfactory compliance with the terms herein, inspection and acceptance by Sublessor of the vacated Subleased Premises.

6. INCORPORATION AND OBSERVANCE OF DOMINANT LEASE. Sublessee accepts, assumes and agrees to perform and be bound by all the terms, covenants and conditions of the Dominant Lease which obligate the "Lessee" thereunder unless this Sublease expressly provides for terms, covenants or conditions which conflict with those of the "Lessee" under the Dominant Lease; all terms of the Dominant Lease being



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         incorporated herein by reference as though fully set forth herein.
         Sublessor agrees to exert reasonable efforts to obtain the performance of all the covenants of the "Lessor" pursuant to the provisions of said Dominant Lease. In the event of conflict between the terms of this Sublease and those of the Dominant Lease, as between the Sublessor and Sublessee, the terms of this Sublease Agreement shall control.

7. INSURANCE. Sublessee agrees to keep the Subleased Premises insured with a reputable insurance company pursuant to a Tenants Comprehensive General Liability Insurance policy with a minimum limit of $1,000,000 and All Risk Property policy insuring the contents contained within the Premises. Such policies shall name Sublessor and Lessor as their interests may appear, as additional insureds under the policies and Sublessee shall provide Sublessor with a certificate evidencing such insurance. The policies shall contain an agreement by the insurer that such policies cannot be canceled or materially changed without at least thirty (30) day's prior written notice to Sublessor.

8. DEFAULT. In addition to any default incorporated herein pursuant to Paragraph 6 above, Sublessee shall be in default under this Sublease if (a) Sublessee shall fail to pay, except as otherwise expressly provided herein, when due any monthly rent payment within the time and subject to the conditions applicable to Sublessor under the Dominant Lease; or (b) Sublessee shall fail to perform any of its other obligations under this Sublease after the same should have been performed in accordance with the terms hereof within the time and subject to the conditions applicable to Sublessor under the Dominant Lease.

9. REMEDIES. If Sublessee shall be in default hereunder after having been given notice of the existence of such default but with Sublessee not having cured such default within thirty (30) days after receipt of such notice, in addition to any other remedies that may be available to Sublessor at law or in equity, Sublessor shall have the right to immediately terminate this Sublease by written notice thereof to Sublessee. In such event, Sublessee shall immediately quit and surrender the Subleased Premises upon the date set forth in such notice.

10. INDEMNITY. Sublessee shall indemnify and hold harmless Sublessor and Sublessor's affiliates, and their respective directors, officers, shareholders, employees, representatives and agents, from and against any and all damages, losses, costs, claims, liabilities and expense (including, without limitation, reasonable attorney's fees and disbursements) incurred in connection with or otherwise arising from
         (a) the occupancy and use of the Subleased Premises by Sublessee; and
         (b) the breach or default by Sublessee of any of its obligations or duties hereunder.

11. CONDITION OF SUBLEASED PREMISES AND ALTERATIONS. Sublessor Shall deliver the Subleased Premises to Sublessee clean and free of debris on the Commencement Date. Sublessor has no duty to construct or improve the Subleased Premises and the Sublease Premises shall be taken by Sublessee "As Is".





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12.      SURRENDER OF SUBLEASED PREMISES.  Subject to the requirements of
         Section 6 above, at the termination of this Sublease, by lapse of time or otherwise, Sublessee shall deliver up the Subleased Premises to Sublessor in as good condition as existed on the date of possession by Sublessee, ordinary wear and tear only excepted. Upon such termination of this Sublease, Sublessor shall have the right to re-enter and resume possession of the Subleased Premises.

13. ALTERATIONS TO SUBLEASED PREMISES. The Sublessee may, with the prior written consent of the Sublessor and the Lessor, which consent shall not be unreasonably withheld by the Sublessor and subject to the terms of the Dominant Lease, at any time and from time to time during the Term of this Sublease, make such changes and alterations, structural or otherwise, to the Subleased Premises as the Sublessee shall deem necessary or desirable in its sole discretion in connection with the operation of Sublessee's business; provided that:

         A) No change or alteration shall materially weaken, either temporarily or permanently, the structure of the Subleased Premises or, when completed, be of such character as to:

                 i) affect adversely the value of the Subleased Premises in a material manner;
                 ii)  reduce the cubic content of the Building; or
                 iii) reduce the general utility of the Subleased Premises.

         B) Full sets of plans and specifications for any such changes and alterations shall be supplied to the Sublessor and the Lessor.

         C) Any interior or exterior structural alterations to the Subleased Premises which are performed, or caused to be performed, by the Sublessee shall become at once a part of the realty and belong to Lessor. Lessor under the Dominant Lease may, however, at its discretion, require that any such alterations be removed upon surrender of the Subleased Premises by the Sublessee, without expense to Sublessor or to Lessor, and that the Subleased Premises be restored to its condition, as it existed prior to such alteration at Sublessee's sole cost and expense. Sublessee shall own and retain title to all other leasehold improvements, moveable furniture, trade fixtures, furnishings and equipment, including those presently existing in the Subleased Premises (collectively, the "Personalty"), providing Sublessee is not in default under the terms of the Agreements. Sublessee shall be responsible for all personal property taxes with respect to the Personalty from and after the effective date of this Sublease, with such taxes prorated for the 1998 tax year.

         D) Any such alteration or change must be completed in a professional and workmanlike manner, and must be completed in full compliance with all applicable laws, regulations and building codes.

14. HOLDOVER. If this Sublease is terminated for any reason and Sublessee fails or refuses to vacate the Subleased Premises within five (5) days of such termination, Sublessor, in





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         addition to any other remedies available to it, shall be entitled to receive 135% of the rental due during the period in which Sublessee remains on the Subleased Premises in violation of this provision. There are no renewal options granted to Sublessee hereunder or under the Dominant Lease.

15. BROKERS. Only Fischer & Company was instrumental in arranging this Sublease, and Sublessee indemnifies and holds harmless Sublessor and Lessor from any claim for commission by any other broker, and Sublessor is solely responsible for any commission due to Fischer & Company as a result of this Sublease.

16. NOTICES. All notices required or permitted to be given hereunder shall be given in writing and, if not delivered by hand, shall be deposited, either registered or certified, in the United States mail, postage prepaid, and addressed to Sublessor or Sublessee, as the case may be, at its above address.

17. HAZARDOUS MATERIALS. SUBLESSEE SHALL NOT CONDUCT ANY ACTIVITIES ON OR ABOUT THE SUBLEASED PREMISES WHICH RESULT IN THE GENERATION, STORAGE OR RELEASE OF ANY TOXIC, HAZARDOUS OR SIMILAR SUBSTANCES (AS SUCH TERMS MAY BE DEFINED FROM TIME TO TIME BY ANY FEDERAL, STATE OR LOCAL LAW, RULE OR REGULATION). SUBLESSEE SPECIFICALLY AGREES TO INDEMNIFY, DEFEND AND HOLD SUBLESSOR AND LESSOR HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LIABILITIES AND LOSES ARISING AS A RESULT OF SUBLESSEE'S BREACH OF THE FOREGOING PROHIBITION.

18. ASSIGNMENT. Sublessee shall not assign this Sublease nor sublet all or any part of the Subleased Premises without the prior written consent of Sublessor, which consent shall not be unreasonably withheld; provided that, Sublessee may sublet subject to the terms, covenants and conditions of this Sublease all or any part of the 5,300 feet, provided Sublessee remains obligated to Sublessor for the rental and other obligations of Sublessee hereunder respecting the 5,300 Feet. With respect to any proposed subletting, Sublessee shall notify Sublessor in writing at least forty-five (45) days prior to the proposed commencement date of the new tenant's occupancy, and identify the tenant, the nature of the tenant's business and the proposed use of the new tenant's space. Sublessor shall approve or disapprove of the proposed subletting in writing within fifteen (15) days after receipt of Sublessee's notice. However, Sublessor shall have the right, at any time, to assign this Sublease to any other party without the consent of Sublessee.

19. LESSOR'S CONSENT. Sublessor and Sublessee each acknowledge and agree that this Sublease is subject to the Sublessor obtaining the prior written consent of Lessor in accordance with the terms of the Dominant Lease. Such written consent shall be accompanied by the Lessor's acknowledgment that there are no defaults by or offsets against Sublessor under the Dominant Lease. In the event that such consent is not obtained within thirty (30) days following the date hereof, but in any event prior to the Commencement Date, this Sublease shall terminate and neither party shall have any liability to the other hereunder.





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20.      SUBLESSOR'S OBLIGATIONS.  Sublessor agrees during the Term to:

         A) Promptly provide Sublessee any notice or other communications respecting the Dominant Lease received by Sublessor from Landlord or any mortgagee of Landlord.

         B) Cooperate with and assist Sublessee to perform Sublessee's obligations under the Dominant Lease in any endeavor, such as in the event of condemnation or casualty proceeds, wherein Sublessor's participation is necessary in Sublessor's name either under the Dominant Lease or by law.

21.      SUBLESSOR'S REPRESENTATIONS.  Sublessor represents that:

         A) Sublessor will pay any amounts to be paid to Landlord under subparagraph 10.a. of the Dominant Lease.

         B) Sublessor will indemnify Sublessee for damages resulting from Sublessor's default under the Dominant Lease through no fault of Sublessee, including but not limited to, Sublessor's acts or omissions of the type specified in subparagraph 11.c. of the Dominant Lease.

         C) This Sublease does not violate the terms of any mortgage encumbering the Premises, those of any agreement between Sublessor and any mortgagee of Landlord, nor those of any other agreement with any other creditor of Sublessor's holding a lien against or a security interest in the Premises.

         D) All payments due and owing under the Dominant Lease have been made, and Sublessor is not in default thereunder.

         E) It will provide Sublessee by the Commencement Date an estoppel letter from Lessor, specifying the address for monthly rent due hereunder, approving this Sublease, and acknowledging that so long as Sublessee is not in default hereunder, a default under the Dominant Lease by Sublessor will not result in the termination of Sublessee's tenancy so long as Sublessee attorns to Lessor under the terms hereof.

         F) The Subleased Premises comply with the Americans With Disabilities Act.

22. SUBLESSEE'S RIGHT TO TERMINATE. Sublessee shall have the same rights to terminate this Sublease as Sublessor would have under the Dominant Lease for Landlord's acts or omissions as are specified in the Dominant Lease or as otherwise provided to Sublessor by Law.





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23.      REFURBISHMENT AND CONSTRUCTION ALLOWANCE.  On the seventh (7th)
         anniversary of the Commencement Date of the Dominant Lease, Sublessor shall pay to Sublessee a lump sum of $102,455.00 in cash as an allowance to refurbish the Subleased Premises, as such sum becomes available to Sublessor under the Dominant Lease and any amendments thereto. In addition, from and after the Commencement Date of this Sublease, Sublessor shall make available the sum of $53,210 to Sublease as a construction allowance to be disbursed to Sublessee from time to time during the Term of this Sublease (if not utilized within the first six months after the Commencement Date by Sublessee) for Sublessee's improvements to the Subleased Premises.


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IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.



SUBLESSOR:                        FIBREBOARD CORPORATION



                                  By:
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                                  Title:
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                                  Date:
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SUBLESSEE:                        AMERICAN PHYSICIAN PARTNERS, INC.




                                  By:
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                                  Title:
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                                  Date:
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LESSOR:                           The EQUITABLE-NISSEI DALLAS COMPANY, a
                                  joint venture



                                  By:
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                                  Title:
                                        ---------------------------------------

                                  Date:
                                       ----------------------------------------





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